Exhibit 10.1

AMENDMENT NO. 8

Product Sale and Purchase Contract

Dated July 1, 2007

By and between

Resolute Natural Resources Company, LLC

and

Kinder Morgan CO2 Company, L.P.

THIS AMENDMENT is made and entered into effective the first day of October 2016, by and between Resolute Natural Resources Company, LLC (“Buyer”) and Kinder Morgan CO2 Company, L.P. (“Seller”).

PREMISES:

WHEREAS, Buyer and Seller are parties to a Product Sale and Purchase Contract Dated July 1, 2007 (“Contract”); and

WHEREAS, Buyer and Seller last amended the Contract effective January 1, 2016 (“Contract”); and

WHEREAS, Buyer and Seller desire to restructure the Contract for the purpose of (i) increasing Buyer’s volume requirements including Buyer’s commitment to take such additional volume (ii) modification of payment terms and (iii) modification of the Financial Assurance provision;

NOW, THEREFORE, in consideration of the premises and mutual benefits and covenants herein contained, Buyer and Seller agree as follows:

1. Section 8.1 shall be deleted in its entirety and replaced with the following:

“8.1Payment. Seller shall notify Buyer of the total actual quantity of Product delivered by Seller at the Delivery Point during each Month by the third (3rd) work Day after the fifteenth (15th) Day of the month and again by the third (3rd) work Day following the end of such Month. Seller shall furnish to Buyer, via email, a mid-month invoice showing the total actual quantity of Product delivered hereunder during the first fifteen (15) Days of the Month at the Delivery Point.  Buyer shall make payment to Seller of the amount of such mid-Month invoice on or before seven (7) Days after the date of receipt of such invoice. After the end of each Month, Seller shall furnish to Buyer via email, a Monthly invoice showing the total quantity of Product delivered hereunder during such preceding Month at the Delivery Point, such invoice to include the Deficiency Credit balance as calculated per Article 5.3 and an appropriate set-off as a result of the mid-Month payment made by Buyer. Buyer shall make payment to Seller of the amount of such invoice on or before seven (7) Days after the date of receipt of such invoice. All payments shall be electronically transferred to:

Payment by Wire:

Kinder Morgan CO2 Company, L.P.

Wells Fargo Bank, NA

ABA #121 000 248

Account # 412 104 9456”

2. Section 8.5 shall be deleted in its entirety and replaced with the following:

“8.5Financial Assurance.In conjunction with execution of Amendment No. 8 to the Contract, Buyer has entered into, in favor of Seller, a Revolving Letter of Credit from a U.S. band approved by Seller, in the form substantially similar to Exhibit “C” attached hereto and incorporated herein, in the amount of five hundred fifty thousand  dollars ($550,000).  Seller may from time to time, in its sole and reasonable discretion, require an increase of the Revolving Letter of Credit to account for material increases in the Unit Price as a result of the P-5 WTI postings.  If such Revolving Letter of Credit increase is not received by Seller within ten (10) business Days from the demand therefor, then Seller at its option may suspend performance of this Contract immediately.  In addition, if Buyer, within fifteen (15) Days’ notice from Seller, has not paid all past due obligations under this Contract or has failed to provide a requested Revolving Letter of Credit increase, Seller may terminate this Contract immediately.”

3. Exhibit “A-7” shall be replaced in its entirety with Exhibit “A-8”, attached hereto, and any references in the Contract to Exhibit “A”, Exhibit “A-1”, Exhibit “A-2”, Exhibit “A-3”, Exhibit “A-4”, Exhibit “A-5”, Exhibit “A-6”, Exhibit “A-7” and Exhibit “B” will now be referred to as Exhibit “A-8”.

All other terms and conditions contained in the Contract shall remain in full force and effect.

IN WITNESS WHEREOF, Buyer and Seller have caused this Amendment No. 8 to be executed by their duly authorized representatives effective as of October 1, 2016.

“Buyer”		“Seller”
Resolute Natural Resources Company, LLC		Kinder Morgan CO2 Company, L.P.

By:	/s/ Patrick Flynn	By:	/s/ Jesse Arenivas
Name:	Patrick Flynn	Name:	Jesse Arenivas
Title:	Vice President	Title:	President
Date:	11/1/2016	Date:	11/29/2016

EXHIBIT A-8

TO THE

PRODUCT SALE AND PURCHASE CONTRACT

BY AND BETWEEN

RESOLUTE NATURAL RESOURCES COMPANY

AND

KINDER MORGAN CO2 COMPANY, L.P.

Contract Year	Number of Days	Daily Contract Quantity in Mcf	Annual Contract Quantity in Mcf	Annual Contract Quantity in Bcf
Jul-07	31	6,000	186,000	0.186
Aug-07	31	5,497	170,407	0.170
Sep-07	30	11,344	340,320	0.340
Oct-07	31	25,200	781,200	0.781
Nov-07	30	24,889	746,670	0.747
Dec-07	31	24,445	757,795	0.758
2008	366	32,245	11,801,670	11.802
2009	365	50,000	18,250,000	18.250
Jan-Aug 2010	243	41,000	9,963,000	9.963
Sep-Dec 2010	122	45,000	5,490,000	5.490
2011	365	58,000	21,170,000	21.170
2012	366	48,000	17,568,000	17.568
2013	365	72,000	26,280,000	26.280
2014	365	55,000	20,075,000	20.075
2015	365	60,000	21,900,000	21.900
Jan-Sep 2016	274	45,000	12,330,000	12.330
Oct-Dec 2016	92	25,000	2,300,000	2.300
2017	365	25,000	9,125,000	9.125
2018	365	25,000	9,125,000	9.125
2019	365		-	-
2020	366		-	-
			188,360,062	188.360